Exhibit 5.0
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Law Office of Gregory Bartko
                                                                 3475 Lenox Road
                                                                       Suite 400
                                                          Atlanta, Georgia 30326
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Phone 404-238-0550
Fax 404-238-0551
Email gbartko@mindspring.com

November __, 2001

LASIK America, Inc.
Board of Directors
6646 Indian School Road, N.E.
Albuquerque, New Mexico  87110

Dear Gentlemen,

I refer to the Registration Statement on Form SB-2 (Registration No. 333-68942), as amended (the "Registration Statement") filed by LASIK America, Inc., a Nevada corporation (the "Company"), with the United States Securities and Exchange Commission under the Securities Act of 1933, relating to the offer by the Company of 425,000 units, and an offer for resale by a certain selling shareholder of an additional 125,000 units, each unit consisting of one share of common stock, $.001 par value per share and a redeemable common stock purchase warrant to purchase one share of common stock (the "Units," "Common Stock," and "Warrants," respectively).

As counsel to the Company, and as securities counsel for the selling shareholder, I have examined such corporate records, documents and questions of law as I have deemed necessary or appropriate for the purposes of this opinion. In such examinations, I have assumed the genuiness of signatures and the conformity to the originals of the documents supplied to me as copies. As to various questions of fact material to this opinion, I have relied upon statements and certificates of officers and representatives of the Company.

Upon the basis of such examination, I am of the opinion that:

          (i) the 425,000 shares of Common Stock offered by the Company as a part of the Units, when sold in accordance with the terms agreed upon in the Underwriting Agreement filed as Exhibit 1.0 to the Registration Statement, have been validly authorized, will be legally issued, fully paid, and non-assessable;

          (ii) the 125,000 shares of Common Stock offered for resale by the selling shareholder as a part of his 125,000 Units, when sold in accordance with the terms agreed upon in the Placement Agent Agreement filed as Exhibit 1.1 to the Registration Statement, have been validly authorized, are legally issued, fully paid, and non-assessable;

LASIK America, Inc.
Board of Directors

November __, 2001

Page 2



          (iii) the 425,000 redeemable common stock purchase warrants offered by the Company as a part of the Units, when sold in accordance with the terms agreed upon in the Underwriting Agreement filed as
                Exhibit 1.0 to the Registration Statement, have been validly authorized, will be legally issued, fully paid, non-assessable, and upon issuance, will constitute the legal, binding obligation of the Company;

          (iv) the 125,000 redeemable common stock purchase warrants offered for resale by the selling shareholder as a part of his 125,000 Units, when sold in accordance with the terms agreed upon in the Placement Agent Agreement filed as Exhibit 1.1 to the Registration Statement, have been validly authorized, are legally issued, fully paid, non-assessable, and constitute the legal, binding obligation of the Company;

          (v) the 425,000 shares of Common Stock to be issued at the time of exercise of the 425,000 redeemable common stock purchase warrants offered by the Company as a part of the Units, when sold in accordance with the terms agreed upon in the Underwriting Agreement filed as Exhibit 1.0 to the Registration Statement, will have been validly authorized, and when the exercise price of the Warrants is fully paid, such shares will be legally issued, fully paid, and non-assessable.

          (vi) the 125,000 shares of Common Stock to be issued at the time of exercise of the 125,000 redeemable common stock purchase warrants offered for resale by the selling shareholder as a part of his Units, when sold in accordance with the terms agreed upon in the Placement Agent's Agreement filed as Exhibit 1.1 to the Registration Statement, will have been validly authorized, and when the exercise price of the Warrants is fully paid, such shares will be legally issued, fully paid, and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.0 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.


Sincerely,



Gregory Bartko, Esq.
GAB/nmn
Cc:    Howard P. Silverman, CEO
       Chris Dieterich, Esq.